Exhibit 99.1

Gladstone Investment Corporation Announces Changes to Investment Objectives and Strategies

McLean, VA, September 21, 2012: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) today announced revisions to its investment objectives and strategies, that will go into effect on or about January 1, 2013. All of the Company’s current portfolio investments fit within the scope of the revised objectives and strategies of the Company and no changes will need to be made to the current portfolio as a result of the revision.

The revised investment objectives and strategies that were approved by the board of directors of the Company at a special meeting of the board of directors held on September 21, 2012 are as follows:

Investment Objectives:

To achieve and grow current income by investing in debt securities of established businesses that we believe will provide stable earnings and cash flow to pay expenses, make principal and interest payments on our outstanding indebtedness and make distributions to stockholders that grow over time.

To provide our stockholders with long-term capital appreciation in the value of our assets by investing in equity securities of established businesses that we believe can grow over time to permit us to sell our equity investments for capital gains.

Investment Strategy:

Overview

To achieve our objectives, we seek to invest in several categories of debt and equity securities, with each investment generally ranging from $5 million to $30 million, although investment size may vary, depending upon our total assets or available capital at the time of investment.

In general, our investments in debt securities have a term of no more than seven years, accrue interest at variable rates (based on the London Interbank Offered Rate, LIBOR) and, to a lesser extent, at fixed rates. We seek debt instruments that pay interest monthly or, at a minimum, quarterly, have a success fee or deferred interest provision and are primarily interest only with all principal and any accrued but unpaid interest due at maturity. Generally, success fees accrue at a set rate and are contractually due upon a change of control in the business. Some debt securities have deferred interest whereby some portion of the interest payment is added to the principal balance so that the interest is paid, together with the principal, at maturity. This form of deferred interest is often called “paid in kind” (“PIK”).

Typically, our equity investments consist of common stock, preferred stock, limited liability company interests, or warrants to purchase the foregoing. Often, these equity investments occur in connection with our original investment, recapitalizing a business, or refinancing existing debt. Although at times we will enter into co-investment transactions with our sister funds, including Gladstone Capital Corporation, in relation to one another, we generally invest a greater portion of our assets in equity securities while Gladstone Capital generally invests a greater portion of its assets in debt securities.

Target Portfolio

Our investments typically take the following forms:

Senior Debt Securities: We seek to invest a portion of our assets in senior debt securities also known as senior loans, senior term loans, lines of credit and senior notes. Using its assets as collateral, the borrower typically uses senior debt to cover a substantial portion of the funding needs of the business. The senior debt security usually takes the form of first priority liens on the assets of the business. Senior debt securities may include our participation and investment in the syndicated loan market.

Senior Subordinated Debt Securities: We seek to invest a portion of our assets in senior subordinated debt securities, also known as senior subordinated loans and senior subordinated notes. These senior subordinated debts also include second lien notes and may include participation and investment in syndicated second lien loans. Additionally, we may receive other yield enhancements in connection with these senior subordinated debt securities.

Junior Subordinated Debt Securities: We seek to invest a portion of our assets in junior subordinated debt securities, also known as subordinated loans, subordinated notes and mezzanine loans. These junior subordinated debts include second lien notes and unsecured loans. Additionally, we may receive other yield enhancements and warrants to buy common and preferred stock or limited liability interests in connection with these junior subordinated debt securities.

Preferred and Common Equity: In some cases we will purchase equity securities which consist of preferred and common equity or limited liability company interests, or warrants or options to acquire such securities, and are in combination with our debt investment in a business. Additionally, we may receive equity investments derived from restructurings on some of our existing debt investments. In some cases, we will own a significant portion of the equity and in other cases we may have voting control of the businesses in which we invest.

Cash and Cash Equivalents: At times, we may hold cash or cash equivalents.

Other Investments: Pursuant to the Investment Company Act of 1940 (the “1940 Act”), we must maintain at least 70% of assets in qualifying assets, which generally include each of the asset types listed above. Therefore, the 1940 Act permits us to invest up to 30% of our assets on other assets.

Portfolio Company Characteristics

We seek to invest in businesses with all or some of the following characteristics:

Value-and-Income Orientation and Positive Cash Flow. Our investment philosophy places a premium on fundamental analysis from an investor’s perspective and has a distinct value-and-income orientation. In seeking value, we focus on companies in which we can invest at relatively low multiples of earnings before interest, taxes, depreciation and amortization (“EBITDA”), and that have positive operating cash flow at the time of investment. In seeking income, we typically invest in companies that generate relatively stable to growing sales and cash flow to provide some assurance that they will be able to service their debt and pay any required distributions on preferred stock. Typically, we do not expect to invest in start-up companies or companies with what we believe to be speculative business plans.

Experienced Management. We generally require that the businesses in which we invest have an experienced management team. We also require the businesses to have in place proper incentives to induce management to succeed and act in concert with our interests as investors, including having significant equity or other interests in the financial performance of their companies.

Strong Competitive Position in an Industry. We seek to invest in businesses that have developed strong market positions within their respective markets and that we believe are well-positioned to capitalize on growth opportunities. We seek businesses that demonstrate significant competitive advantages versus their competitors, which we believe will help to protect their market positions and profitability.

Liquidation Value of Assets. The projected liquidation value of the assets, if any, is an important factor in our investment analysis in collateralizing our debt securities.

“We believe that the revisions to the investment objectives and strategies of the Company will allow us greater flexibility in growing our portfolio and maintaining our commitment of value to our shareholders,” said David Gladstone, the Company’s Chief Executive Officer.

About us: Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. The Company has paid 86 consecutive monthly cash distributions on its common stock, in addition to a bonus dividend paid on its common stock in March 2012. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

SOURCE: Gladstone Investment Corporation, +1-703-287-5893

The statements in this press release regarding the flexibility of and growth of the Company’s portfolio that are not historical facts are “forward-looking statements.” These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results to differ from these forward-looking statements include, among others, the duration and effects of the current economic instability, the Company’s ability to access debt and equity capital, the Company’s ability to identify and make investments that are consistent with the Company’s investment objectives and those other factors listed under the caption “Risk Factors” in the Company’s registration statement on Form N-2 (File No. 333-181879), as amended. The risk factors set forth in the Form N-2 under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.